                                                                    EXHIBIT 10.1

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                              INVESTMENT AGREEMENT


                                 BY AND BETWEEN


                             THE ENSTAR GROUP, INC.

                                       AND


                             J. CHRISTOPHER FLOWERS



                             AS OF OCTOBER 20, 1998



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



                                TABLE OF CONTENTS

ARTICLE I
         PURCHASE AND SALE OF SHARES............................................................................-2-
         Section 1.1       Purchase and Sale....................................................................-2-
         Section 1.2       Consideration........................................................................-3-
         Section 1.3       Closing..............................................................................-3-
         Section 1.4       Deliveries by Seller.................................................................-3-
         Section 1.5       Deliveries by Buyer..................................................................-3-
         Section 1.6       Transfer Restrictions................................................................-4-

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................-5-
         Section 2.1       Organization.........................................................................-5-
         Section 2.2       Authorization........................................................................-5-
         Section 2.3       Capitalization.......................................................................-6-
         Section 2.4       Consents and Approvals; No Violations................................................-6-
         Section 2.5       Financial Statements.................................................................-7-
         Section 2.6       Absence of Material Adverse Change...................................................-8-
         Section 2.7       SEC Filings..........................................................................-8-
         Section 2.8       Brokers, Finders and Investment Bankers Fees.........................................-8-
         Section 2.9       Hart Scott Rodino Act................................................................-9-
         Section 2.10      State Takeover Laws..................................................................-9-
         Section 2.11      Investment Company...................................................................-9-
         Section 2.12      Litigation...........................................................................-9-
         Section 2.13      NOLs................................................................................-10-

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................-10-
         Section 3.1       Authority of Buyer..................................................................-10-
         Section 3.2       Consents and Approvals; No Violations...............................................-11-
         Section 3.3       Net Worth...........................................................................-11-
         Section 3.4       Brokers, Finders and Investment Bankers Fees........................................-12-
         Section 3.5       Investment Representations..........................................................-12-
         Section 3.6       Hart Scott Rodino Act...............................................................-13-
         Section 3.7       Litigation..........................................................................-13-

ARTICLE IV
         COVENANTS AND AGREEMENTS..............................................................................-14-
         Section 4.1       Reasonable Best Efforts.............................................................-14-
         Section 4.2       Covenant to Satisfy Conditions......................................................-14-
         Section 4.3       Public Announcements................................................................-14-
         Section 4.4       Proxy Statement and Special Meeting.................................................-15-
         Section 4.5       Board of Directors Position.........................................................-16-

         Section 4.6       Share Transfer Restrictions.........................................................-16-
         Section 4.7       Indemnification.....................................................................-17-
         Section 4.8       Adjustments.........................................................................-19-
         Section 4.9       Rights Agreement....................................................................-20-
         Section 4.10      Vice-Chairman.......................................................................-20-

ARTICLE V
         STANDSTILL OBLIGATIONS................................................................................-21-
         Section 5.1       Definitions.........................................................................-21-
         Section 5.2       Standstill Obligations..............................................................-21-
         Section 5.3       Termination of Standstill Obligations...............................................-23-
         Section 5.4       Fiduciary Duties....................................................................-23-

ARTICLE VI
         CONFLICTING TRANSACTIONS..............................................................................-23-
         Section 6.1       Conflicting Business Opportunities..................................................-23-

ARTICLE VII
         CONDITIONS TO OBLIGATIONS OF THE PARTIES..............................................................-24-
         Section 7.1       Conditions to Each Party's Obligation...............................................-24-
         Section 7.2       Conditions to Obligations of Seller.................................................-25-
         Section 7.3       Conditions to Obligations of Buyer..................................................-26-

ARTICLE VIII
         TERMINATION...........................................................................................-26-
         Section 8.1       Termination.........................................................................-26-
         Section 8.2       Procedure and Effect of Termination; Termination Fee................................-27-

ARTICLE IX
         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................................................-28-
         Section 9.1       No Survival of Representations and Warranties.......................................-28-
         Section 9.2       Survival of Covenants and Agreements................................................-28-

ARTICLE X
         MISCELLANEOUS.........................................................................................-29-
         Section 10.1      Fees and Expenses...................................................................-29-
         Section 10.2      Further Assurances..................................................................-29-
         Section 10.3      Notices.............................................................................-29-
         Section 10.4      Severability........................................................................-31-
         Section 10.5      Binding Effect; Assignment..........................................................-31-
         Section 10.6      No Third Party Beneficiaries........................................................-31-
         Section 10.7      Interpretation......................................................................-31-
         Section 10.8      Arbitration.........................................................................-32-

         Section 10.9      Entire Agreement....................................................................-34-
         Section 10.10     Governing Law.......................................................................-34-
         Section 10.11     Counterparts........................................................................-34-
         Section 10.12     Amendment, Modification and Waiver..................................................-34-

                                  DEFINED TERMS

Term                                                                                                   Section
----                                                                                                   -------
Affiliate........................................................................................      10.7(c)
Agreement........................................................................................      Preamble
Acquisition Proposal.............................................................................      4.4(b)
Acquisition Transaction..........................................................................      4.4(b)
Amendment to the Rights Agreement................................................................      2.10
Articles of Incorporation........................................................................      2.7
Board of Directors...............................................................................      Preamble
Buyer............................................................................................      Preamble
Buyer Disclosure Letter..........................................................................      Article III
Buyer Material Adverse Effect....................................................................      3.2
Buyer Parties....................................................................................      6.1
Bylaws...........................................................................................      2.7
Claim............................................................................................      4.7(b)
Closing..........................................................................................      1.1
Closing Date.....................................................................................      1.3
Common Stock.....................................................................................      Preamble
Continuing Directors.............................................................................      5.1
Director.........................................................................................      Preamble
Enstar...........................................................................................      Preamble
Exchange Act.....................................................................................      2.7
Financial Statements.............................................................................      2.5
GAAP.............................................................................................      2.5
GBCC.............................................................................................      Preamble
Hart Scott Rodino Act............................................................................      2.9
Indemnified Party................................................................................      4.7(c)
NOLs.............................................................................................      2.12
Material Conflict................................................................................      6.1(c)
Permitted Transferee.............................................................................      4.6(b)
Person...........................................................................................      10.7(b)
Promissory Note..................................................................................      Preamble
Qualified Directors..............................................................................      Preamble
Recommendation...................................................................................      4.4(a)
Registration Rights Agreement....................................................................      7.2(d)
Rights Agreement.................................................................................      2.7
Rules for Arbitration............................................................................      10.8
SEC..............................................................................................      2.7
Seller Material Adverse Effect...................................................................      2.4
Share Price......................................................................................      Preamble
Shares...........................................................................................      Preamble
Securities Act...................................................................................      1.6

Term                                                                                                   Section
----                                                                                                   -------
Seller...........................................................................................      Preamble
Seller Disclosure Letter.........................................................................      Article II
Share Price......................................................................................      Preamble
Significant Proposal.............................................................................      5.1
Special Meeting..................................................................................      Preamble
Superior Proposal................................................................................      4.4(b)
Termination Fee..................................................................................      8.2(b)
Transaction......................................................................................      Preamble

                                    SCHEDULES


Schedule                                                                                     Number
--------                                                                                     ------
Seller Disclosure Letter                                                                         1

Buyer Disclosure Letter                                                                          2

                                    EXHIBITS

Exhibit                                                                                      Number
-------                                                                                      ------
Form of Promissory Note                                                                          1

Form of Shareholder Letter                                                                       2

Form of Registration Rights Agreement                                                          7.2

                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT, dated as of October 20, 1998 (the "Agreement"), by and between THE ENSTAR GROUP, INC., a Georgia corporation ("Seller" or "Enstar") and J. CHRISTOPHER FLOWERS, an individual resident of the State of New York ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer has been an outside director of Seller (a "Director") since October of 1996;

         WHEREAS, Seller desires to secure the services of Buyer in an enhanced capacity as Vice Chairman of the Board of Directors of Seller (the "Board of Directors") and to utilize the services of Buyer to assist in the search for and acquisition of an operating company;

         WHEREAS, Buyer desires to assume an enhanced role with Seller as the Vice Chairman of the Board of Directors and in connection therewith desires to make a significant investment in Seller on the terms described in this Agreement;

         WHEREAS, Seller desires to sell to Buyer 1,158,860 newly issued shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Seller at a price per share of $12.94375 (the "Share Price"), which represents the average of the closing prices for shares of Common Stock for the 10 trading days immediately preceding October 20, 1998, the date the Board of Directors approved the proposed sale of the Shares to Buyer;

         WHEREAS, Seller desires to sell the Shares to Buyer in exchange for a full recourse promissory note of Buyer in the form attached hereto as Exhibit 1 (the "Promissory Note" and the purchase and sale of the Shares in exchange for the Promissory Note is hereinafter referred to as the "Transaction");

         WHEREAS, the Seller has received an opinion from Stephens Inc. to the effect that the consideration to be received by Seller in the Transaction is fair to the disinterested shareholders of Seller from a financial point of view;

         WHEREAS, the qualified directors (the "Qualified Directors"), within the meaning of Section 14-2-862(d) of the Georgia Business Corporations Code (the "GBCC"), have approved the Transaction and recommend that the Transaction be approved by the holders of a majority of the qualified shares, within the meaning of Section 14-2-863(b) of the GBCC, in accordance with the requirements of Section 14-2-863 of the GBCC at a special meeting of the shareholders of Seller (the "Special Meeting"); and

         WHEREAS, each of the Qualified Directors, in their capacity as shareholders of Seller, have agreed to vote the shares of Common Stock owned by them at the Special Meeting in favor of the Transaction, and has heretofore delivered to Buyer for his benefit a letter in the form attached hereto as
Exhibit 2 confirming such agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

                  Section 1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the closing provided for in Section
1.3 hereof (the "Closing"), Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, the Shares.

                  Section 1.2 Consideration. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Shares, Buyer will execute and deliver to Seller at the Closing the Promissory Note.

                  Section 1.3 Closing. The Closing of the Transaction shall take place as promptly as practicable, but in any event no earlier than December 1, 1998 and no later than the fifth business day following the satisfaction or waiver of all of the conditions to Closing set forth in Article VII hereof, at 10:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or on such other date and at such other time or place as the parties may agree. The date of the Closing is sometimes referred to herein as the "Closing Date."

                  Section 1.4 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

                           (a)      The stock certificate or certificates
representing the Shares registered in such names and denominations as Buyer shall instruct Seller in writing prior to the Closing; and

                           (b)      All other documents, instruments and
writings required or reasonably requested by Buyer to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

                  Section 1.5 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

                           (a)      The Promissory Note in accordance with
Section 1.2 hereof; and

                           (b)      All other documents, instruments and
writings required or reasonably requested by Seller to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

                  Section 1.6 Transfer Restrictions. Buyer acknowledges and agrees that the Shares will be sold to Buyer in a sale not involving any public offering, and that the subsequent resale or transfer of the Shares will be restricted under federal and state securities laws. Each certificate representing the Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

                           THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS ENSTAR HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

         Each certificate issued upon exchange or transfer of any such Shares will bear the legend set forth above, except that such certificate will not bear such legend (and Seller will cause any such legend to be removed) if (i) such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) Seller is provided with an opinion of counsel reasonably satisfactory to Seller to the effect that such transfer of the Shares may be effected without registration under the Securities Act or applicable state securities laws and other jurisdictions and that the transferee (other than an affiliate of Seller) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         Buyer acknowledges that there are additional restrictions on the transfer of the Shares contained in Section 4.6 of this Agreement, and that the certificate(s) evidencing the Shares will bear an appropriate legend relating to such additional transfer restrictions. The foregoing provisions of this Section
1.6 shall not be deemed to affect the obligations of Seller under the Registration Rights Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  With such exceptions as are set forth in a letter (the "Seller Disclosure Letter") delivered by Seller to Buyer prior to the execution of this Agreement, Seller hereby represents and warrants to Buyer as follows:

                  Section 2.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  Section 2.2 Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller of its covenants and agreements hereunder have been duly and validly authorized by the Board of Directors. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 2.3 Capitalization. The authorized capital stock of Seller consists of 55,000,000 shares of Common Stock. As of the date hereof, there are 4,106,709 shares of Common Stock issued and outstanding. Each share of Common Stock which is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, Common Stock of Seller, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which could obligate Seller to issue any shares of its Common Stock. The Shares have been duly authorized, and on the Closing Date the Shares will be duly issued and delivered, and upon payment therefor in accordance with the terms and conditions hereof, the Shares will constitute validly issued, fully paid and nonassessable shares of Common Stock, free of preemptive rights.

                  Section 2.4 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Seller; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Seller is a party or by which Seller or any of its assets may be bound; or (d) violate any order, injunction, decree, statute, rule or regulation applicable to Seller, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights which would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Seller and its subsidiary, taken as a whole (a "Seller Material Adverse Effect").

                  Section 2.5 Financial Statements. Seller has made available to
Buyer: (a) the audited balance sheets of Seller and its subsidiary as of December 31, 1996 and 1997 and the audited statements of income and cash flows thereof for the respective fiscal years then ended, including the notes thereto; and (b) the unaudited balance sheet of Seller and its subsidiary as of June 30, 1998 and the unaudited statements of income and cash flows thereof for the six month period then ended. All of the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements". Except as disclosed in the Financial Statements, the Financial Statements have been prepared from, and are in accordance with, the books and records of Seller and present fairly, in all material respects, the consolidated financial position and consolidated results of operations of Seller and its subsidiary as of the dates and for the applicable periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied.

                  Section 2.6 Absence of Material Adverse Change. Except as otherwise contemplated by this Agreement, since June 30, 1998, (i) the business of Seller and its subsidiary has been carried on only in the ordinary and usual course and (ii) there has not been any Seller Material Adverse Effect.

                  Section 2.7 SEC Filings. Since March 27, 1997, Seller has filed all forms, reports and documents, including any amendments thereof, with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, report or document was filed, including any amendments thereto, in all material respects with the applicable requirements of the Securities Act and Exchange Act and the applicable rules and regulations promulgated thereunder. As of their respective dates, the forms, reports and documents, including any amendments thereto, filed by Seller with the SEC did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The filings with the SEC made by Seller prior to the date hereof contain a true, complete and correct copy of each of the articles of incorporation of Seller (the "Articles of Incorporation"), the Bylaws of Seller (the "Bylaws") and the rights agreement dated as of January 20, 1997 between Seller and American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement).

                  Section 2.8 Brokers, Finders and Investment Bankers Fees. Except for the engagement of Stephens Inc. to deliver an opinion as to the fairness of the consideration to be received by Seller in the Transaction, Seller has not employed any financial advisor or finder or incurred any liability for any broker, investment banker or other financial advisor in connection with this Agreement or the transactions contemplated hereby.

                  Section 2.9 Hart Scott Rodino Act. For purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "Hart Scott Rodino Act"), neither Seller nor any Person that includes Seller has total assets or annual net sales of $100,000,000 or more.

                  Section 2.10 State Takeover Laws. The Board of Directors of the Seller has taken all actions necessary so that the Buyer is not an "interested stockholder" for purposes of Sections 14-2-1131 through 14-2-1133 of the GBCC. Seller is not subject to any other takeover statute applicable under the GBCC. On the date hereof and on the Closing Date, the Rights Agreement has been amended (the "Amendment to the Rights Agreement") to exclude from the definition of "Acquiring Person" (as such term is defined in the Rights Agreement) Buyer and his Permitted Transferees and to otherwise exempt the Transaction and certain related matters and any transfer of the Shares or the pledge thereof in accordance with the provisions of Section 4.6(b)(i), (ii) or
(iii) from the applicable provisions of the Rights Agreement.

                  Section 2.11 Investment Company. Seller is not, and as a result of and after giving effect to the consummation of the Transaction will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended. To the knowledge of Seller, Seller is not a company controlled by such an investment company.

                  Section 2.12 Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, currently threatened against

Seller that questions the validity of this Agreement, the Registration Rights Agreement or the Promissory Note or the right of Seller to enter into, or to consummate, the transactions contemplated hereby or thereby, or that is reasonably likely, either individually or in the aggregate, to have a Seller Material Adverse Effect, nor does Seller have knowledge that there is any basis for any of the foregoing. Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names Seller or its subsidiary and as to which either compliance or noncompliance is reasonably likely to have a Seller Material Adverse Effect. There is no action, suit, proceeding or investigation by Seller currently pending or which Seller intends to initiate that is material to the operations of Seller.

                  Section 2.13 NOLs. None of the net operating loss carryforwards or tax credits of the Seller or its subsidiary ("NOLs") are subject to any current limitation resulting from an ownership change under
Section 382 or 383 of the Internal Revenue Code of 1986 and neither the entering into of this Agreement nor the consummation of the Transaction will result in the occurrence of an ownership change upon the date hereof or the Closing Date.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  With such exceptions as are set forth in a letter (the "Buyer Disclosure Letter") delivered by Buyer to Seller prior to the execution of this Agreement, Buyer hereby represents and warrants to Seller as follows:

                  Section 3.1 Authority of Buyer. Buyer is an individual resident of the State of New York and Buyer has the capacity to execute and deliver this Agreement and perform his obligations hereunder. No other actions on the part of Buyer are necessary to permit the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions so contemplated by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.2 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority; (b) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Buyer is a party or by which Buyer or any of his assets may be bound; or (c) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer, excluding from the foregoing clauses (a), (b) and (c) such requirements, violations, conflicts, defaults or rights which would not have a material adverse effect upon the assets, liabilities, financial condition or prospects of Buyer (a "Buyer Material Adverse Effect").

                  Section 3.3 Net Worth. As of the date hereof and as of the Closing Date, Buyer has and will have the minimum net worth, calculated in accordance with GAAP, as set forth in the Buyer Disclosure Letter.

                  Section 3.4 Brokers, Finders and Investment Bankers Fees. Buyer has not employed any financial advisor or finder or incurred any liability for any broker, investment banker or other financial advisor in connection with this Agreement or the transactions contemplated hereby.

                  Section 3.5       Investment Representations.

                           (a)      Buyer is acquiring the Shares for his own
account, for investment, and not with a view toward the resale or distribution thereof in violation of the Securities Act or any applicable state securities laws.

                           (b)      Buyer understands that he must bear the
economic risk of his investment in the Shares for an indefinite period of time because the Shares are not and will not be registered under the Securities Act or any applicable state securities laws, and except as provided in the Registration Rights Agreement (defined herein) may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

                           (c)      Buyer represents that he has the ability to
bear the economic risks of his investment in the Shares for an indefinite period of time. Buyer further acknowledges that he has retained counsel to represent him in connection with the matters contemplated hereby and that Buyer has had the opportunity to ask questions of, and receive answers from, Seller with respect to the business and financial condition of Seller and the terms and conditions of the Shares and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify such information.

                           (d)      Buyer represents that he has such knowledge
and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares. Buyer further represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to his purchase of the Shares.

                  Section 3.6 Hart Scott Rodino Act. For purposes of the Hart Scott Rodino Act, Buyer and all entities directly or indirectly controlled by Buyer do not have total assets or annual sales of $100,000,000 or more.

                  Section 3.7 Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, currently threatened against Buyer that questions the validity of this Agreement, the Registration Rights Agreement or the Promissory Note or the right of Buyer to enter into, or to consummate, the transactions contemplated hereby or thereby, or that is reasonably likely, either individually or in the aggregate, to have a Buyer Material Adverse Effect, nor does Buyer have knowledge that there is any basis for any of the foregoing. Buyer is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names Buyer as to which either compliance or noncompliance is reasonably likely to have a Buyer Material Adverse Effect. There is no action, suit, proceeding or investigation by Buyer currently pending or which Buyer intends to initiate that is material to the assets, liabilities or financial condition of Buyer.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

                  Section 4.1 Reasonable Best Efforts. Each of Seller and Buyer shall cooperate and use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transaction by December 31, 1998.

                  Section 4.2 Covenant to Satisfy Conditions. Seller will use its reasonable best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use his reasonable best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Buyer.

                  Section 4.3 Public Announcements. Upon the execution of this Agreement, Seller and Buyer will consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by law or in connection with the obligations of a publicly-held company. Upon the Closing, Seller and Buyer will consult with each other with respect to the issuance of a joint press release with respect to the consummation of the transactions contemplated hereby.

                  Section 4.4 Proxy Statement and Special Meeting.

                           (a)      Seller shall prepare and file with the SEC
as soon as is reasonably practicable a proxy statement relating to the Transaction. Seller shall call the Special Meeting to be held as soon as practicable after the date hereof for the purpose of voting upon the Transaction. Seller will use its reasonable best efforts to hold the Special Meeting as promptly as practicable and will, through its Qualified Directors, recommend that its shareholders approve the Transaction in accordance with the requirements of Section 14-2-863 of the GBCC (the "Recommendation") except as set forth in, and subject to the terms and conditions contained in, Section 4.4(b) hereof.

                           (b)      Prior to the Special Meeting, the Qualified
Directors may withdraw the Recommendation if there is an unsolicited bona fide written proposal or offer with respect to the purchase of all or a significant portion of the assets, or fifteen percent (15%) or more of the capital stock of, Seller (any of the foregoing being hereinafter referred as an "Acquisition Transaction"), if and only to the extent that: (i) the Qualified Directors conclude in good faith (after consultation with their financial advisor) that such Acquisition Transaction is reasonably capable of being completed, taking into account all legal, financial and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to Seller's shareholders from a financial point of view than the Transaction (any such proposal or offer, an "Acquisition Proposal" and any such more favorable transaction, a "Superior Proposal"), (ii) the Qualified Directors conclude in good faith (after consultation with their financial advisor and legal counsel) that the Superior Proposal is not capable of being completed without termination of this Agreement; and (iii) the Qualified

Directors determine in good faith, after consultation with their legal counsel, that the fiduciary duties of the Qualified Directors to the shareholders of Seller under applicable law requires that the Qualified Directors withdraw such recommendation. Until the Closing Date, the Seller agrees that neither it nor its subsidiary nor any of its executive officers or directors shall, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries with respect to or the making of any Acquisition Proposal.

                  Section 4.5 Board of Directors Position. Seller agrees, through its Board of Directors, to nominate Buyer for election to the Board of Directors as a Class I Director by the shareholders of Seller for so long as Buyer owns five percent (5%) or more of the outstanding capital stock of Seller; provided, however, that Seller's obligations under this Section 4.5 shall terminate and expire on the sixth anniversary of the Closing Date.

                  Section 4.6 Share Transfer Restrictions.

                           (a)      Buyer and Seller agree that, without the
prior written consent of Seller, Buyer will not sell, transfer or otherwise, directly or indirectly, dispose of any of the Shares prior to the second anniversary of the Closing Date; provided, however, that the restrictions on transfer set forth in this Section 4.6 shall terminate and expire upon the earlier of: (i) the repayment in full of the Promissory Note; (ii) Buyer no longer being a Director (other than as a result of Buyer resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Seller for cause); or (iii) the Continuing Directors (as defined herein) shall no longer constitute a majority of the Board of Directors of Seller.

                           (b)      Notwithstanding anything to the contrary
contained herein or in any other document executed in connection with the matters contemplated hereby, the restriction contained in Section 4.6(a) hereof shall not: (i) prohibit Buyer from, and Buyer shall be entitled to participate in, (1) any offer made by Seller to its shareholders generally (including, without limitation, any tender or exchange offer or share repurchase program) and (2) any merger, tender offer, reorganization, share exchange, consolidation or similar transaction approved by the Board of Directors; (ii) apply to any bona fide pledge of the Shares by Buyer (it being understood that the pledgee thereunder shall remain subject to the restrictions set forth in Section 4.6(a) hereof); and (iii) apply to any transfer of the Shares to Buyer's immediate family members (including grandchildren), to any entity in which Buyer or members of his immediate family own all of the capital stock or equity interests or to or among Buyer's estate (including, without limitation, any transfer by Buyer to or among any trust, custodial or other similar accounts or funds for the benefit of Buyer or any other member of his immediate family), in each instance with such transferee (each, a "Permitted Transferee"), remaining subject to the restrictions set forth in Section 4.6(a) hereof.

                           (c)      Buyer and Seller further acknowledge and
agree that the certificate or certificates evidencing the Shares shall bear a legend reflecting the transfer restrictions set forth in this Section 4.6 for so long as such transfer restrictions shall remain in effect in accordance with the terms of this Section 4.6.

                  Section 4.7       Indemnification.

                           (a)      Buyer and Seller acknowledge and agree that
if any action or omission of Buyer in connection with the matters contemplated by this Agreement is not subject to indemnification pursuant to the provisions set forth in Article VI of Seller's Bylaws (which indemnification provisions insofar as they relate to Buyer and the transactions contemplated hereby or any other document executed in connection herewith shall not be amended, altered or otherwise modified without the prior written consent of Buyer for a period of six years after the Closing
Date), then such action or omission shall be indemnifiable pursuant to the terms and conditions set forth in Section 4.7(b) and (c) hereof.

                           (b)      Seller agrees to indemnify and hold harmless
Buyer and any of his Affiliates (direct or indirect) from and against all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever ("Claims") which may be incurred by or asserted against or involve Buyer, or any of his Affiliates (direct or indirect) as a result of any third-party claim arising out of the transactions contemplated hereby and, upon demand by Buyer or any such Affiliate, pay or reimburse any of Buyer or his Affiliates for any reasonable out-of-pocket legal or other expenses, and other costs incurred by Buyer or its Affiliates (direct or indirect) in connection with the investigation, defending or preparing to defend any such Claim, provided that the foregoing indemnity shall not apply to the extent any Claim arises from the gross negligence or willful misconduct of an Indemnified Party (as defined herein).

                           (c)      Each person entitled to indemnification
under Section 4.7(b) hereof (each an "Indemnified Party") shall give notice to Seller promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit Seller to assume the defense of any such Claim; provided, that counsel for Seller, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and Seller in such action, in which case the reasonable fees and expenses for one such counsel for all Indemnified Parties (and one local counsel) shall be at the expense of Seller), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve Seller of its obligations under Section 4.7(b) or this
Section 4.7(c) except, and only to the extent that, such failure to give notice as provided herein results in the forfeiture of material rights or material defenses otherwise available to Seller or the Indemnified Party with respect to such Claim. Seller may not, in the defense of any such Claim, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as Seller may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim.

                  Section 4.8       Adjustments.

                           (a)      If the number of shares of Common Stock
outstanding at any time after the date hereof and prior to the Closing is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split up, the Share Price shall be appropriately decreased so that the number of Shares to be acquired by Buyer shall be increased in proportion to such increase in outstanding shares.

                           (b)      If the number of shares of Common Stock
outstanding at any time after the date hereof and prior to the Closing is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination, the Share Price shall be appropriately increased so that the number of Shares to be acquired by Buyer shall be decreased in proportion to such decrease in outstanding shares.

                  Section 4.9 Rights Agreement. The Amendment to the Rights Agreement shall remain in full force and effect at all times.

                  Section 4.10 Vice-Chairman. On or prior to the Closing Date, Seller shall appoint Buyer Vice Chairman of the Board of Directors to serve in such capacity at the discretion of the Board of Directors, which position shall be an executive position, and in such capacity Buyer shall assist Seller in the search for and acquisition of an operating company. In his capacity as Vice Chairman of the Board of Directors, Buyer shall be entitled to reimbursement of his out-of-pocket expenses incurred in connection with providing services to Seller and such other compensation and remuneration as the Board of Directors of Seller shall determine in its discretion. Seller acknowledges and agrees that Buyer is and will be engaged in other business activities and that there shall be no specific time commitment applicable to Buyer with respect to the performance of his services as Vice Chairman of the Board.

                  Section 4.11 Registration Rights. Seller covenants that it will not hereinafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Buyer in the Registration Rights Agreement.

                                    ARTICLE V

                             STANDSTILL OBLIGATIONS

                  Section 5.1 Definitions. For purposes of this Article V

                  "Significant Proposal" means any proposal for: (a) a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving Seller; (b) a recapitalization, liquidation, dissolution or similar transaction involving Seller; (c) a sale of all or substantially all of the assets of Seller; (d) the removal of a Continuing Director or the increase in the number of directors constituting the Board of Directors; or (e) the acquisition of twenty percent (20%) or more of the outstanding capital stock of Seller, other than in connection with the Transaction.

                  "Continuing Directors" means T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member hereinafter added to the Board of Directors by a majority vote of such Continuing Directors.

                  Section 5.2 Standstill Obligations. Subject to the provisions of Sections 5.3 and 5.4 of this Agreement, Buyer will not and will not authorize any of its agents or representatives to, without prior written approval of a majority of the Continuing Directors, directly or indirectly, acting alone or in concert with others:
                           (a)      acquire, offer to acquire, or agree to
acquire, by purchase or otherwise, any capital stock or direct or indirect rights to acquire any capital stock of Seller, other than (i) any capital stock or rights offered generally to the other shareholders of Seller (including, without limitation, in connection with a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving Seller);
(ii) any rights
issued under the Rights Agreement and any shares of capital stock acquired upon the exercise thereof; (iii) capital stock or rights acquired pursuant to the terms and conditions of any agreement or arrangement approved by a majority of the Continuing Directors in office at the time such agreement or arrangement is or was approved by the Board of Directors (including, without limitation, all stock options issued to Buyer); or (iv) capital stock or rights acquired pursuant to a transaction approved by a majority of the Continuing Directors in office at the time such transaction is or was approved by the Board of Directors;

                           (b)      submit a proposal for, or offer to effect
any Significant Proposal;

                           (c)      make, or in any way participate, directly
or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of capital stock of Seller in connection with a Significant Proposal; or

                           (d)      form, join or in any way participate in a
"group" as defined in Rule 13d-5(b) under the Exchange Act in connection with any of the foregoing.

                  Buyer will promptly advise Seller of any inquiry or proposal made to Buyer with respect to any of the foregoing and describe, in reasonable detail, the terms and conditions thereof.

                  Section 5.3 Termination of Standstill Obligations. The standstill obligations of Buyer described in Section 5.2 of this Article shall commence upon execution hereof and shall terminate upon the earlier to occur of the following events:

                           (a)      termination of this Agreement pursuant to
Article VIII hereof;

                           (b)      Buyer shall beneficially own five percent
(5%) or fewer of the outstanding shares of capital stock of Seller for a period of at least ninety (90) consecutive days;


                           (c)      the Continuing Directors no longer
constitute a majority of the Board of Directors;

                           (d)      Buyer no longer being a Director (other than
as a result of Buyer resigning from his directorship or Buyer being removed from his directorship by an affirmative vote of the shareholders of Seller for cause); or

                           (e)      the sixth anniversary of the Closing Date.

                  Section 5.4 Fiduciary Duties. Notwithstanding anything to the contrary contained in this Article V (including, without limitation, Section 5.2(b)), this Agreement or any other agreement contemplated hereby, Buyer shall have the right to take action or omit to take action in his capacity as a Director of Seller for so long as he serves in such capacity.

                                   ARTICLE VI

                            CONFLICTING TRANSACTIONS

                  Section 6.1 Conflicting Business Opportunities.

                           (a)      Seller acknowledges and agrees that Buyer
and any entities in which Buyer may invest or which Buyer may control (collectively, the "Buyer Parties") are or may be engaged in the future in business activities that compete with Seller or are in the same lines of business as Seller. The Buyer Parties shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as Seller, or (ii) do business with any client or customer of Seller. Accordingly, Buyer will not be liable to Seller or to its shareholders for breach of any fiduciary duty by reason of any such activities.

                           (b)       In the event that Buyer acquires knowledge
of a potential transaction or matter which may be a corporate opportunity for both Buyer and Seller, Buyer is not under any duty to present such corporate opportunity to Seller, and Buyer (i) will not be liable to Seller or its shareholders for breach of any fiduciary duty as a shareholder of Seller by reason of the fact that Buyer or any other Buyer Party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present the corporate opportunity to Seller and (ii) shall be deemed not to have breached Buyer's duty of loyalty to Seller or its shareholders and not to have derived an improper personal benefit therefrom.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

                  Section 7.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

                           (a)      No statute, rule or regulation shall have
been enacted, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby;

                           (b)      There shall not be in effect any judgment,
order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

                           (c)      There shall not be any suit, action,
investigation, inquiry or other proceeding commenced by any governmental or other regulatory or administrative agency or commission which seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby; and

                           (d)      The Transaction shall have been approved
at the Special Meeting by a majority of the total votes entitled to be cast by the holders of all qualified shares of Common Stock at such Special Meeting in accordance with Section 14-2-863 of the GBCC.

                  Section 7.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a)      The representations and warranties of Buyer
contained in Article IV of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations and warranties which are as of a specific date;

                           (b)      Buyer shall have performed in all material
respects his obligations under this Agreement required to be performed by him at or prior to the Closing pursuant to the terms hereof;

                           (c)      Buyer shall have delivered to Seller those
items set forth in Section 1.5 hereof; and

                           (d)      Buyer shall have duly executed and delivered
the Registration Rights Agreement in the form attached as Exhibit 7.2 to this Agreement (the "Registration Rights Agreement").

                  Section 7.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a)      The representations and warranties of Seller
contained in Article II of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations and warranties which are as of a specific date;

                           (b)      Seller shall have performed in all material
respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

                           (c)      Seller shall have delivered to Buyer those
items set forth in Section 1.4 hereof and the Amendment to the Rights Agreement shall be in full force and effect; and

                           (d)      Seller shall have duly executed and
delivered the Registration Rights Agreement.

                                  ARTICLE VIII

                                  TERMINATION

                  Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                           (a)      at any time, by mutual written consent of
Seller and Buyer;

                           (b)      at any time on or after March 1, 1999 by
either party, if the Closing shall not have occurred on or prior to such date;

                           (c)      by either party if, at the Special Meeting,
the shareholders fail to approve the Transaction in accordance with the requirements of Section 14-2-863 of the GBCC, and such meeting is ended without any adjournment to another time; and


                           (d)      by either party, if the Qualified Directors
shall have withdrawn their recommendation of the Transaction in accordance with
Section 4.4(b) hereof.

                  Section 8.2 Procedure and Effect of Termination; Termination Fee.

                           (a)      In the event of the termination of this
Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by Seller, on the one hand, or Buyer, on the other hand, so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to Section
8.1 hereof and other than as set forth in Section 8.2(b) herein, there shall be no liability or obligation hereunder on the part of Seller or Buyer or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives, except that Seller or Buyer, as the case may be, shall have liability to the other party if the basis of termination is a willful, material breach by Seller or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 8.2 and Sections 4.7 and 10.1 hereof shall survive any such termination.

                           (b)      If this Agreement is terminated (i) pursuant
to Section 8.1(d) or (ii) pursuant to Section 8.1(c), and, in the case of clause
(ii), if prior to the Special Meeting (or an adjournment thereof) an Acquisition Transaction was pending or consummated or an

Acquisition Proposal was made and within one year after the termination of this Agreement Seller consummates or enters into an Acquisition Transaction with any Person (other than Buyer), Seller shall (A) at the time of such termination in the case of a termination under clause (i) above or (B) upon consummation of such Acquisition Transaction in the case of a termination under clause (ii) above, pay Buyer a fee of $1,000,000 (the "Termination Fee"). Any termination by Seller under Section 8.1(d) shall not be effective unless the Termination Fee is paid.

                                   ARTICLE IX

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  Section 9.1 No Survival of Representations and Warranties. The representations and warranties of Seller and Buyer made in Articles II and III hereof, respectively, shall not survive the Closing and, except as provided in
Section 8.2 hereof, shall not survive any termination of this Agreement.

                  Section 9.2 Survival of Covenants and Agreements. The various covenants and agreements of the parties contained herein shall survive until fully performed and satisfied (or waived) in accordance with the terms hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Fees and Expenses. Each of Seller and Buyer shall bear its own fees, costs and expenses incurred in connection with the matters contemplated hereby; provided, however, that Seller shall reimburse Buyer for his reasonable out-of-pocket expenses incurred in connection with the Transaction in an amount not to exceed $50,000. This limitation on Buyer's out-of-pocket reimbursement shall not affect Buyer's rights under Section 4.7 hereof and Section 4.10 hereof or under the Registration Rights Agreement.

                  Section 10.2 Further Assurances. From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the matters contemplated hereby.

                  Section 10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                                    If to Buyer, to:
                                    J. Christopher Flowers
                                    4 East 70th Street
                                    New York, New York 10021
                                    Facsimile: (212) 517-3933

                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, NY  10019-6099
                                    Facsimile:  (212) 728-8111
                                    Attention:  Thomas M. Cerabino, Esq.

                                    If to Seller, to:

                                    The Enstar Group, Inc.
                                    172 Commerce Street, 3rd Floor
                                    Montgomery, AL  36104
                                    Facsimile:  (334) 834-2530
                                    Attention:  Mr. Nimrod T. Frazer

                                    with a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303-1763
                                    Facsimile:  (404) 572-5145
                                    Attention: William R. Spalding, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

                  Section 10.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

                  Section 10.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto.

                  Section 10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and his permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

                  Section 10.7 Interpretation.

                           (a) The Article and Section headings contained in
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                           (b) As used in this Agreement, the term "Person"
shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (c) As used in this Agreement, the term "Affiliate"
shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  Section 10.8 Arbitration. Each of Seller and Buyer agrees as follows:

                           (a) Seller and Buyer shall attempt in good faith to
resolve promptly any dispute, controversy or claim under or in connection with this Agreement by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

                           (b) If the matter has not been resolved pursuant
to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 10.8(f)) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Seller, one arbitrator shall be selected by Buyer and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (i) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who are attorneys or retired judges and (iii) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Seller and Buyer to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable.

                           (c) Any arbitration proceedings shall be conducted in
Atlanta, Georgia or at such other location as Seller and Buyer may agree.

                           (d) Any arbitration award under this Section 10.8
shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Seller or Buyer.

                           (e) Any party to an arbitration proceeding under this
Section 10.8 shall be entitled to be reimbursed by the other party for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

                           (f) Notwithstanding anything else in this Section
10.8 to the contrary, Seller and Buyer shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 10.8.

                  Section 10.9 Entire Agreement. This Agreement and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                  Section 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 10.12 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of Seller and Buyer. Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived, with respect to Buyer, by Seller and, with respect to Seller, by Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     THE ENSTAR GROUP, INC.


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                     J. CHRISTOPHER FLOWERS


                                     --------------------------------------

                                   EXHIBIT 1

                            Form of Promissory Note


$15,000,000.00                                                Atlanta, Georgia
                                                           ____________, 19981


      FOR VALUE RECEIVED, without grace, J. CHRISTOPHER FLOWERS, an individual resident of the State of New York (the "Borrower"), promises to pay to the order of THE ENSTAR GROUP, INC., a Georgia corporation (herein called the "Lender", and together with any subsequent holder of this Note, called the "Holder"), in the manner set forth below, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or, if less, the unpaid principal amount.

      This Promissory Note is repayable in full on ___________, 2000(2) (the "Maturity Date") when the entire principal balance of this Note, together with all accrued and unpaid interest, shall mature and be then due and payable, unless sooner accelerated in accordance with the terms hereof.

      In addition to principal, the Borrower agrees to pay interest, and this Note shall bear interest on the unpaid principal balance hereof, on an Actual/360 Day Basis, from the date hereof until payment in full at an annual fixed rate of interest equal to 4.06% (the "Note Rate").

      In addition to principal and interest, the Borrower also agrees to pay all costs of collection, including, without limitation, actual attorneys' fees and disbursements incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

      The Borrower further agrees with the Holder as follows:

      SECTION 1.  DEFINITIONS.

      As used in this Note, the following capitalized terms are defined as follows:

      (a) "ACTUAL/360 DAY BASIS" means a method of computing interest on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

      (b) "BOARD OF DIRECTORS" means the Board of Directors of Lender.

--------------

      (1) Insert Closing Date.

      (2) Insert second anniversary of Closing Date.

      (c) "BORROWER" has the meaning set forth in the first paragraph of this Note.

      (d) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Lender is closed for business.

      (e) "CONTINUING DIRECTORS" means T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member hereinafter added to the Board of Directors by a majority of the Continuing Directors.

      (f) "DEFAULT RATE" means a rate of interest four percentage (4.00%) points per annum higher than the rate of interest otherwise in effect.

      (g) "EVENT OF DEFAULT" is defined in Section 4. An Event of Default "exists" if an Event of Default has occurred, is continuing and has not been cured.

      (h) "HOLDER" has the meaning set forth in the first paragraph hereof.

      (i) "LENDER" has the meaning set forth in the first paragraph hereof.

      (j) "LOAN DOCUMENTS" means this Promissory Note and all other documents executed in connection with this transaction, in each case as amended, modified or supplemented from time to time.

      (k) "MATURITY DATE" has the meaning set forth in the second paragraph hereof.

      (l) "NOTE" means this Promissory Note, either as originally executed or as the same may be amended, supplemented or otherwise modified from time to time.

      (m) "NOTE RATE" has the meaning set forth in the third paragraph hereof.

      (n) "QUARTERLY INTEREST PAYMENT" has the meaning set forth in Section 2 of this Note.

      (o) "QUARTERLY INTEREST PAYMENT DATE" has the meaning set forth in
Section 2 of this Note.

      (p) "RULES OF ARBITRATION" has the meaning set forth in Section 14 of this Note.


      SECTION 2.  PLACE AND TIME OF PAYMENTS.

      (a) Interest on the outstanding principal balance hereof shall be due and payable quarterly, in arrears (each such payment, a "Quarterly Interest Payment"), with the first installment being payable on the ___ day of ________ 19993, and subsequent installments being payable on the ___ day of each succeeding [June], [September], [December] and [March] thereafter (each such payment date, a "Quarterly Interest Payment Date") until the Maturity Date, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

      (b) The Borrower may at any time prepay all or any part of the outstanding principal indebtedness evidenced by this Note, without premium or penalty. Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

      (c) All payments by the Borrower to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at such address as shall be specified by the Holder by notice to the Borrower. Any payment received by the Holder after 2:00 p.m. (Atlanta, Georgia time) on a Business Day (or at any time on a day that is not a Business
Day) shall be deemed made by the Borrower and received by the Holder on the following Business Day.

      (d) All amounts payable by the Borrower to the Holder under this Note for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder. All amounts payable by the Borrower to the Holder under this Note for which no payment date is expressly set forth herein or therein shall be payable ten (10) days after written demand by the Holder to the Borrower. The Holder may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Note, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date.

      (e) To the extent that a Quarterly Interest Payment Date falls on a day that is not a Business Day, the corresponding Quarterly Interest Payment shall be payable on the next succeeding Business Day, and no interest shall be payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day. Any other payments that are due on a day that is not a Business Day, including but not limited to payment of the entire principal balance outstanding on the Maturity Date to the extent that the Maturity Date falls on a day that is not a Business Day, shall be payable on the next succeeding Business Day, and no interest shall be payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day.



--------

      (3) Insert date which is 3 months after the Closing Date.

      SECTION 3.  DEFAULT RATE.

      If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.


      SECTION 4.  EVENTS OF DEFAULT.

      The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority): (a) any default shall be made in the payment when due of any of the obligations evidenced by this Note or any part thereof and such default shall continue unremedied for five (5) days; or
(b) the filing of any petition or the commencement of any proceeding against the Borrower for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt; or (c) the Borrower is no longer serving on the Board of Directors of the Lender as a result of the Borrower resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Lender for cause.


      SECTION 5.  REMEDIES.

      (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 4(b)), the Lender may, in its sole discretion, (i) terminate all obligations of the Lender to the Borrower, (ii) declare this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, actual attorneys' fees and disbursements if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

      (b) Upon the occurrence of an Event of Default under Section 4(b) all obligations of the Lender to the Borrower, shall (i) terminate automatically and (ii) this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

      (c) Upon the occurrence of an Event of Default and acceleration of this Note as provided in (a) or (b) above, the Lender may pursue any remedy available under this Note or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lender under the Note and otherwise may be exercised shall be determined by the Lender in its sole discretion.

      (d) All payments with respect to this Note received by the Lender after the occurrence of an Event of Default and acceleration of this Note (regardless of how the Lender may treat the payments for the purpose of its own accounting) shall be applied first, to the costs and expenses (including actual attorneys' fees and disbursements) incurred by the Lender as a result of the Event of Default, as set forth above, second, to the payment of accrued and unpaid fees of the Lender, if any, third, to the payment of accrued and unpaid interest on this Note, to and including the date of such application, fourth, to the payment of the unpaid principal of this Note, and fifth, to the payment of all other amounts then owing to the Lender under the Note. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Note or prevent the exercise, or continued exercise, of rights or remedies of the Lender hereunder or under applicable law.

      SECTION 6.  CERTAIN WAIVERS AND OTHER AGREEMENTS BY THE BORROWER.

      (a) AS TO THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE BORROWER (i) WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, SUIT AND ALL OTHER REQUIREMENTS NECESSARY TO HOLD THE BORROWER LIABLE; AND (ii) AGREES TO PAY ALL COSTS OF COLLECTION, INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, IN THE EVENT DEFAULT SHOULD BE MADE IN THE PAYMENT OF ANY OF THE OBLIGATIONS EVIDENCED BY THIS NOTE.

      (b) The Borrower (i) agrees that any obligations of the Borrower may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any collateral, lien, right of set-off or other security for the obligations evidenced by this Note or any other obligations of the Borrower to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of the Borrower; and (ii) agrees that the Holder will not be required first to resort to any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note, the Holder may forthwith look to the Borrower for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this Note is paid.

      SECTION 7.  SUCCESSORS AND ASSIGNS.

      Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including, without limitation, the estate of the Borrower, except that the Borrower may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrower under this Note shall bind the Borrower's successors and assigns and shall inure to the benefit of the successors and assigns of the Holder. For the avoidance of doubt, if the Lender transfers this Note, the Lender shall remain obligated to perform its covenants and agreements set forth in the Investment Agreement.


      SECTION 8.  GOVERNING LAW.

      This Note shall be construed in accordance with and governed by the internal laws of the State of Georgia (without regard to conflict of law principles) except as otherwise required by mandatory provisions of law.


      SECTION 9.  SEPARABILITY CLAUSE.

      If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


      SECTION 10. NO ORAL AGREEMENTS AND SECTION HEADINGS.

      This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Note and there is no unwritten oral agreement between the parties hereto in existence. The section headings of this Note are inserted for convenience only and do not constitute a part of this Note.


      SECTION 11. WAIVER AND ELECTION.

      The exercise by the Holder of any option given under this Note shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      SECTION 12. USURY LAWS.

      If any of the provisions of this Note are susceptible of being construed as binding or obligating the Borrower, under any circumstances or contingencies whatsoever, to pay interest in excess of that authorized by law, it is agreed that such provisions are a mistake in calculation or wording, and notwithstanding the same it is expressly agreed that the Borrower shall not ever be required or obligated under the terms hereof to pay interest in excess of that authorized by law. It is the intention of the parties hereto to conform strictly to the existing usury laws of the United States and of the State of Georgia, or of any state which applies its own usury laws to the exclusion of such usury laws; and any of the aforesaid contracts for interest shall be held to be subject to reduction to the amount allowed under said usury laws. If any excess of interest over the maximum lawful rate is contracted for or charged or collected the excess shall be applied to the outstanding principal due hereunder.


      SECTION 13. TIME OF ESSENCE.

      Time is of the essence of this Note.


      SECTION 14. ARBITRATION.

      Each of Lender and Borrower agrees as follows:

      (a) Lender and Borrower shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Note by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

      (b) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act

(9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Lender, one arbitrator shall be selected by Borrower and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (i) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who are attorneys or retired judges and (iii) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Lender and Borrower to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This agreement to arbitrate is irrevocable.

      (c) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Lender and Borrower may agree.

      (d) Any arbitration award under this Section 14 shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Lender or Borrower.

      (e) Any party to an arbitration proceeding under this Section 14 shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

      (f) Notwithstanding anything else in this Section 14 to the contrary, Lender and Borrower shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14.

                                       BORROWER:



                                       By:                              (SEAL)
                                           J. Christopher Flowers




Address of Borrower:


4 East 70th Street
New York, New York 10021

                                   EXHIBIT 2

                           Form of Shareholder Letter

                                                             October 20, 1998

J. Christopher Flowers
4 East 70th Street
New York, New York 10021

Dear Mr. Flowers:

         This letter will confirm that in order to induce you to consummate the purchase and sale of shares of common stock, par value $.01 per share, of The Enstar Group, Inc. ("Seller") in exchange for a promissory note made by you (collectively, the "Transaction") as contemplated under that certain Investment Agreement dated as of October 20, 1998, by and between Seller and you, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, the undersigned, in his capacity as a shareholder of Seller, covenants and unconditionally and irrevocably agrees with you that at the special shareholders' meeting being called by the Board of Directors of Seller to approve the Transaction, the undersigned will vote, and/or cause to be voted, any and all shares owned by the undersigned or any of the undersigned's controlled affiliates in favor of the Transaction.

                                        Very truly yours,


                                        ------------------------------------
                                        [NAME OF DIRECTOR]



                                        AGREED TO AND ACCEPTED
                                        AS OF THE ABOVE DATE.


                                        ------------------------------------
                                        J. Christopher Flowers

                                  EXHIBIT 7.2

                     Form of Registration Rights Agreement

                                                            December ___, 1998

J. Christopher Flowers
4 East 70th Street
New York, New York 10021

Dear Sir:

         This will confirm that in order to induce J. Christopher Flowers, an individual resident of the State of New York ("Flowers"), to consummate the transactions contemplated under that certain Investment Agreement, dated as of October 20, 1998, by and between The Enstar Group, Inc., a Georgia corporation ("Enstar"), and Flowers (the "Investment Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Enstar covenants and agrees with Flowers as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Registration Expenses" means the expenses so described in
Section 8(a) of this Agreement.

                  "Registration Shares" means the shares of Common Stock issued to Flowers as contemplated in the Investment Agreement (as adjusted in accordance with Section 10 of this Agreement) for so long as the certificates representing such shares bear the legend set forth in
         Section 2(a) of this Agreement or any other shares of Common Stock owned or acquired by Flowers, except for any such shares acquired in violation of the covenants and agreements contained in Section 5.2 of the Investment Agreement.

                  "Selling Expenses" means the expenses so described in
         Section 8(a) of this Agreement.

         In addition to the foregoing defined terms, any capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Investment Agreement.

         2.       Legend.

                  (a) Each certificate representing the Registration Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

                      THE SHARES EVIDENCED BY THIS CERTIFICATE
             HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS ENSTAR HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

         Each certificate issued upon exchange or transfer of any such Registration Shares will bear the legend set forth in this Section 2(a), except that such certificate will not bear such legend (and Enstar will cause such legend to be removed) if (i) such transfer is made pursuant to an effective registration statement under the Securities Act, or (ii) Enstar is provided with an opinion of counsel reasonably satisfactory to Enstar to the effect that such transfer of the Registration Shares may be effected without registration under the Securities Act or applicable state securities laws and other jurisdictions and that the transferee (other than an affiliate of Enstar) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         (b) In addition, each certificate issued upon exchange or transfer of such Registration Shares will bear the legend set forth in this Section 2(b) for so long the transfer restrictions in Section 4.6 of the Investment Agreement shall be in effect with respect to such shares:

                      IN ADDITION, THE TRANSFER OF THE SHARES
             IS RESTRICTED UNDER SECTION 4.6 OF AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 20, 1998, BETWEEN ENSTAR AND BUYER. A COPY OF THIS AGREEMENT IS ON FILE AT ENSTAR'S PRINCIPAL OFFICE.

         3.  Demand Registration.

             (a) At any time during the period beginning on the expiration of the transfer restrictions set forth in Section 4.6 of the Investment Agreement, Flowers may request on not more than three (3) occasions that Enstar register the Registration Shares under the Securities Act for public sale (the "Demand Rights"). Any such Demand Rights request must be in writing signed by Flowers and must designate the specific number of Registration Shares proposed to be sold by Flowers in such public offering and the proposed plan of distribution for the Registration Shares.

            (b) Notwithstanding anything to the contrary set forth in this
Section 3, Enstar shall have no obligation hereunder to: (i) register Registration Shares if such registration involves 500,000 or fewer Registration Shares or (ii) maintain the effectiveness of any registration statement filed pursuant to this Section 3 for a period of time exceeding the Distribution Period (as defined in Section 5(g) below).

            (c) Enstar shall be entitled in its sole discretion to delay the filing of the registration statement covering such Registration Shares for a period of up to 90 days from the date of receipt of the request for Demand Rights if its Board of Directors determines in good faith that such a delay is in the best interests of Enstar and its shareholders; provided that Enstar shall not have the right to exercise such discretion to delay such filing more than once in any 365-day period.

            (d) Notwithstanding anything to the contrary set forth in this
Section 3, if Flowers exercises a Demand Right and subsequently informs Enstar in writing that (i) he desires to withdraw such registration or (ii) he is unable to sell in excess of 50% of the Registration Shares covered by such registration statement due to a deterioration in market conditions or other bona fide reason, and Flowers reimburses Enstar for all Registration Expenses incurred by Enstar in connection with such terminated registration, then Flowers shall be deemed not to have exercised the Demand Right under this Agreement and shall be permitted to exercise such right again in accordance with the terms of Section 3(a) of this Agreement.

            (e) If a registration effected pursuant to this Section 3 involves a firm commitment underwritten public offering, Flowers shall have the sole right to select the managing underwriters, subject to the approval of Enstar (such approval not be unreasonably withheld or delayed).

         4. Incidental Registration. If at any time following the Closing Date Enstar proposes to register any Common Stock under the Securities Act (other than on Forms S-4, S-8 or any other form which does not permit registration of securities by Flowers for sale to the public for cash) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Common Stock, it will give written notice to Flowers of its intention to do so. Upon the written request of Flowers, given within five business days after receipt of any such notice, to register any of the Registration Shares, Enstar will use its reasonable best efforts to cause the Registration Shares as to which registration has been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by Enstar, all to the extent required to permit the sale or other disposition by Flowers (in accordance with its written request) of such Registration Shares so registered. If a registration effected pursuant to this Section 4 involves a firm commitment underwritten public offering, Enstar shall have the sole right to select the managing underwriters. The managing underwriters for such offering shall have the authority to reduce the number of Registration Shares to be included in such registration if and to the extent they are of the opinion (a copy of which shall be delivered to Flowers), that inclusion of such Registration Shares would materially adversely affect the marketing of the Common Stock to be sold under such offering. Any such reduction or cutback in the shares included in any such offering shall be effected in accordance with the following priorities:

            (a) First, the managing underwriters shall exclude shares ("Piggyback Shares") of Common Stock included in such registration by shareholders (including Flowers) by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to such shareholders, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering by all such shareholders proposing to sell Piggyback Shares; and

            (b) Second, and only to the extent necessary and after the exclusion of all Piggyback Shares, the managing underwriters shall exclude shares of Common Stock included in such registration by Enstar and any shareholder of Enstar who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of Enstar and on behalf of any such holder of demand registration rights.

         Notwithstanding anything to the contrary contained in this Section 4, if there is a firm commitment underwritten public offering of Common Stock pursuant to which Flowers has incidental registration rights under this Section 4 and Flowers elects to sell Registration Shares in connection with such underwritten public offering, Flowers shall enter into an agreement (the "Lockup Agreement"), pursuant to which Flowers shall refrain from selling any Registration Shares (other than Registration Shares included in such Registration) then owned by Flowers during the period of distribution of Common Stock by such underwriters and for a period of ninety days following the effective date of such registration; provided, however, that Flowers shall be required to enter into the Lockup Agreement if, and only if, directors and executive officers of Enstar enter into an agreement similar to the Lockup Agreement.

         5. Registration Procedures. If and whenever Enstar is required by the provisions of Section 3 or 4 of this Agreement to effect the registration of any of the Registration Shares under the Securities Act, Enstar shall, as expeditiously as practical:

            (a) prepare and file with the SEC a registration statement on the applicable form with respect to such Registration Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the Distribution Period, but no longer, and to promptly notify Flowers of when such registration statement and any amendment to such registration statement becomes effective, and to provide Flowers with reasonable access to any written comments received from the SEC in connection with such registration and any written responses to such registration statement and any stop order received from the SEC in connection with such registration statement;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the Distribution Period, but no longer, and to comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by such registration statement;

            (c) furnish to Flowers such number of copies of the registration statement and the prospectus included in such registration statement (including each preliminary prospectus) as he may reasonably request in order to facilitate the public sale or other disposition of the Registration Shares covered by such registration statement;

            (d) use its reasonable best efforts to register or qualify the Registration Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as Flowers or, in the case of an underwritten public offering, the managing underwriters, shall reasonably request; provided, however, that Enstar shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (e) immediately notify Flowers (if selling Registration Shares under such registration statement) and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing and prepare a supplement to or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing;

            (f) use its reasonable best efforts to furnish, at the request of Flowers, on the date that Registration Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Enstar in connection with such registration, addressed to the underwriters or broker(s) and to Flowers, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC under the Securities Act (except that such counsel need express no opinion as to the financial statements and the other financial and statistical data contained or incorporated by reference in such registration statement or prospectus) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or broker(s), and
(ii) a letter dated such date from the independent public accountants retained by Enstar, addressed to the underwriters or broker(s) and to Flowers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Enstar included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request, or if not an underwritten public offering, such matters as are customarily covered in such a letter; and

            (g) make available for inspection by Flowers, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Flowers or an underwriter, all financial and other records, pertinent corporate documents and properties of Enstar, and cause Enstar's officers, directors and employees to supply all information reasonably requested by Flowers, an underwriter, attorney, accountant or agent in connection with such registration statement.

         The period of distribution (the "Distribution Period") of Registration Shares in a firm commitment underwritten public offering shall be deemed to extend until, but not beyond, such time as each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registration Shares in any other registration shall extend until, but not beyond, the earlier of the sale of all Registration Shares covered by such registration or forty-five (45) days following the effective date of the registration statement utilized in connection with such registration under the Securities Act. Enstar shall have the right to deregister with the SEC any Registration Shares which remain unsold at the conclusion of any Distribution Period.

         6. Flowers' Cooperation. In connection with each registration pursuant to Sections 3 and 4 of this Agreement, Flowers shall furnish in writing to Enstar and any underwriter participating in such offering such information with respect to itself and the proposed distribution by it as is reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         7. Underwriting Agreement. In connection with each registration pursuant to Section 3 or 4 of this Agreement covering an underwritten public offering, Enstar and Flowers agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Enstar's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to Enstar or Flowers which is inconsistent with the provisions of this Agreement.

         8. Expenses.

            (a) All expenses incurred by Enstar in connection with the registration contemplated by Sections 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Enstar, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, reasonable fees and expenses of Flowers' counsel and expenses applicable to the sale of Registration Shares, but excluding any Selling Expenses, are called "Registration Expenses" in this Agreement. All underwriting discounts, selling commissions and brokerage fees applicable to the sale of the Registration Securities, are in this Agreement called "Selling Expenses."

            (b) Enstar will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 3 or 4 of this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to Section 3 or 4 of this Agreement shall be borne by Flowers in proportion to the number of Registration Shares sold or proposed to be sold by Flowers in such registration in relation to the total number of shares sold or proposed to be sold by all parties under such registration statement.

         9. Indemnification.

            (a) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Enstar will indemnify and hold harmless Flowers, each underwriter of Registration Shares under such registration, if any, each broker, dealer or any other similar person acting on behalf of Flowers and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of this Agreement) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registration Shares were registered under the Securities Act pursuant to Section 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of this Agreement, or arise out of or are based upon the omission or alleged omission to state in such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, and will reimburse Flowers, each such underwriter, broker, dealer or other person acting on behalf of Flowers and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Enstar will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Flowers, such underwriter, broker, dealer or other person acting on behalf of Flowers or such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Flowers will indemnify and hold harmless Enstar and each person, if any, who controls Enstar within the meaning of the Securities Act, each officer of Enstar who signs the registration statement, each director of Enstar, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Enstar or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to Flowers, furnished in writing to Enstar by Flowers specifically for use in such registration statement or prospectus; provided, however, that the liability of Flowers under this Agreement shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by Flowers under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the net proceeds received by Flowers from the sale of Registration Shares covered by such registration statement.

            (c) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of such claim, but the omission so to notify the indemnifying party as provided in this Agreement shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of such action with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to in such paragraphs, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of Enstar, on the one hand, and Flowers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such paragraphs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Enstar, on the one hand, or Flowers, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Enstar and Flowers agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if Flowers were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, Flowers shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registration Shares sold by Flowers was offered to the public exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) is entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            (f) The indemnification of underwriters provided for in this
Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. To the extent Enstar agrees to provide such underwriters with indemnification rights which differ in substance from the rights offered Flowers in this Section 9, then the indemnification of Flowers in such underwriting shall at Flowers' request be modified to conform to such terms and conditions.

         10. Changes in Common Stock. To the extent that there are any changes in Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted to Flowers under this Agreement shall continue with respect to the Registration Shares as so changed.

         11. Rule 144 Matters. For so long as Flowers holds Registration Shares and this Agreement has not terminated pursuant to Section 12 of this Agreement and Enstar remains a public company under applicable securities laws, Enstar agrees to exercise reasonable good faith efforts to:

            (a) Make and keep public information generally available, as those terms are defined in Rule 144 under the Securities Act, at all times subsequent to the Closing Date;

            (b) File with the SEC in a timely manner reports and other documents required of Enstar under the Securities Act and the Exchange Act to be so filed; and

            (c) Furnish to Flowers, so long as Flowers owns any Registration Shares, promptly upon a written request for the same:

                (i) A written statement by Enstar that it has complied with the reporting requirements of Rule 144 under the Securities Act; and

                (ii) Such other information as may be reasonably requested by
             Flowers to enable Flowers to avail himself of any rule or regulation of the SEC which permits the sale of securities without registration under the Securities Act.

         12. Effectiveness. Notwithstanding anything to the contrary set forth in this Agreement, Enstar shall not be required to effect any registration of the Registration Shares hereunder during such time as all the Registration Shares acquired by Flowers on the Closing Date pursuant to the Investment Agreement may be sold to the public pursuant to Rule 144(k) (or any similar successor provision) under the Securities Act; provided, however, that the foregoing shall not affect the parties obligations under Sections 8 and 9 of this Agreement, which Sections shall continue to be effective.

         13. Representations and Warranties of Enstar and Flowers.

             (a)     Enstar represents and warrants to Flowers as follows:

                     (i) Enstar has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Enstar of its covenants and agreements hereunder have been duly and validly authorized by the Board of Directors; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Enstar or (B) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Enstar is a party or by which Enstar or any of its assets may be bound.

                     (ii) This Agreement has been duly executed and delivered by Enstar and constitutes a valid and binding agreement of Enstar, enforceable against Enstar in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (b)    Flowers represents and warrants to Enstar as follows:

                     (i) Flowers is an individual resident of the State of New York and Flowers has the capacity to execute and deliver this Agreement and perform his obligations hereunder, and no other actions on the part of Flowers are necessary to permit the execution, delivery and performance of this Agreement by Flowers or the consummation of the transactions so contemplated by Flowers; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Flowers is a party or by which Flowers or any of his assets may be bound.

                     (ii) This Agreement has been duly executed and delivered by Flowers and constitutes a valid and binding agreement of Flowers, enforceable against Flowers in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

       14.    Miscellaneous.

              (a) From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

              (b) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                           If to Flowers, to:
                           J. Christopher Flowers
                           4 East 70th Street
                           New York, New York 10021
                           Facsimile: (212) 517-3933
                           with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, NY  10019-6099
                           Facsimile:  (212) 728-8111
                           Attention:  Thomas M. Cerabino, Esq.

                           If to Enstar, to:

                           The Enstar Group, Inc.
                           172 Commerce Street, 3rd Floor
                           Montgomery, AL  36104
                           Facsimile:  (334) 834-2530
                           Attention: Mr. Nimrod T. Frazer

                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                           Fax No. (404) 572-5145
                           Attention: William R. Spalding, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

              (c) Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

              (d) This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

              (e) This Agreement is solely for the benefit of Enstar, and its successors and permitted assigns, with respect to the obligations of Flowers under this Agreement, and for the benefit of Flowers, and his successors and permitted assigns, with respect to the obligations of Enstar, under this Agreement. Except as set forth in the next sentence, this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Flowers shall also be for the benefit of and be enforceable by any subsequent holder of any Registration Shares, subject to all the provisions herein.

              (f)    Each of Enstar and Flowers agrees as follows:

                     (i) Enstar and Flowers shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Agreement by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

                     (ii) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f)(v)) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Enstar, one arbitrator shall be selected by Flowers and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (A) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (B) who are attorneys or retired judges and (C) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Enstar and Flowers to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable.

                     (iii) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Enstar and Flowers may agree.

                     (iv) Any arbitration award under this Section 14(f) shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Enstar or Flowers.

                     (v)    Any party to an arbitration proceeding under this
              Section 14(f) shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

                     (vi) Notwithstanding anything else in this Section 14(f) to the contrary, Enstar and Flowers shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14(f).

              (g) This Agreement and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

              (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

              (i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              (j) This Agreement may be amended, modified or supplemented at any time by written agreement of Enstar and Flowers. Any failure of Enstar or Flowers to comply with any term or provision of this Agreement may be waived, with respect to Flowers, by Enstar and, with respect to Enstar, by Flowers, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be binding between Enstar and Flowers.

                                  Very truly yours,


                                  THE ENSTAR GROUP, INC.


                                  By:
                                      ------------------------------
                                      Name:
                                      Title:




                                  AGREED TO AND ACCEPTED
                                  AS OF THE DATE FIRST
                                  ABOVE WRITTEN.


                                  J. CHRISTOPHER FLOWERS


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